UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2007

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective as of 3:00 p.m. on November 16, 2007, Susquehanna Bancshares, Inc. (the “Company”) completed its acquisition of Community Banks, Inc. (“Community”), pursuant to an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Community, dated July 25, 2007. Under the terms of the Merger Agreement, which was approved by the shareholders of both the Company and Community on October 2, 2007, the Company acquired Community by merging Community with and into the Company, with the Company being the surviving corporation (the “Merger”). In connection with the Merger, Community shareholders had the opportunity to elect to receive either $34.00 in cash or 1.48 shares of Company common stock for each share of Community common stock they owned. Community shareholders could elect to receive all cash, all Company common stock, or a combination of cash and Company common stock for their shares of Community common stock, subject to allocation procedures described in the Merger Agreement. Holders of options to purchase Community common stock were given the right to have their stock options cancelled for a cash payment for each share of Community common stock that was the subject of the option equal to the difference between $34.00 and the exercise price per share for such stock option. Community stock options that were not cancelled for a cash payment were assumed by the Company with appropriate adjustments (based on the exchange ratio of 1.48) to the number of Company shares for which each option is exercisable and the exercise price for such option. The other terms of such options have not changed. The Merger Agreement is being filed herewith as Exhibit 2.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Expansion of the Board of Directors

On November 7, 2007, the Board of Directors (the “Board”) of the Company of expanded the size of the Board from fourteen to twenty directors and appointed, effective as of the consummation of the merger, Eddie L. Dunklebarger and Peter DeSoto to the Class of 2008 of the Board, Scott J. Newkam and Christine Sears to the Class of 2009 of the Board, James A. Ulsh and Dale M. Weaver to the Class of 2010 of the Board to fill the vacancies created by the expansion. The Board also appointed Mr. Dunklebarger as its Vice Chairman, effective as of the consummation of the merger. These appointments became effective on November 16, 2007.

Eddie L. Dunklebarger. Mr. Dunklebarger, age 53, was also appointed as the Company’s Executive Vice President effective as of the consummation of the merger. He was most recently a member of the board of directors of Community, on which he served from 1998 to 2007. In 2002, Mr. Dunklebarger was elected chairman of the Community board. He served as president and chief executive officer of Community from 1998 to 2007 and also served as president and chief executive officer of Community’s subsidiary bank from 1999-2007.

Peter DeSoto. Mr. DeSoto, age 67, was most recently a member of the board of directors of Community and its predecessor from 1981 to 2007. Since 1997, Mr. DeSoto has been the chief executive officer of J. T. Walker Industries, Inc., parent company of M.I. Windows and Doors, Inc., based in Gratz, Pennsylvania, a company which manufactures vinyl, aluminum and cellular composite windows and doors.

Scott J. Newkam. Mr. Newkam, age 56 was most recently a member of the board of directors of Community from 2003 to 2007. Since September 1999, Mr. Newkam had been the president and chief executive officer of Hershey Entertainment & Resorts Company, a company which owns and operates resort and entertainment facilities in Hershey, Pennsylvania. From 1997 to September 1999, Mr. Newkam was executive vice president and chief operating officer of the company. Mr. Newkam is a certified public accountant and has supervised and been actively involved in the preparation of financial statements. Mr. Newkam retired from Hershey Entertainment & Resorts Company on December 31, 2006.

Christine Sears. Mrs. Sears, age 51, was most recently a member of the board of directors of Community from 2005 to 2007. Mrs. Sears, a certified public accountant, is the senior vice president and chief financial officer of Penn National Insurance, a position she has held since 1999.

James A. Ulsh. Mr. Ulsh, age 60, was most recently a member of the board of directors of Community and its predecessor from 1977 to 2007. Since 1973, Mr. Ulsh has been employed as an attorney with the Harrisburg, Pennsylvania, law firm of Mette, Evans & Woodside.

Dale M. Weaver. Mr. Weaver, age 68, was most recently a member of the board of directors of Community from 2005 to 2007. Mr. Weaver is a partner of D & L Partners, real estate investment company; formerly, he was president of New Holland Custom Woodwork, Ltd., which manufactured church furniture and millwork.

Pursuant to the Company’s standard director compensation package, each newly appointed director shall receive a $17,000 annual retainer and $1,000 for each full board meeting he or she attends. The Board has not yet determined the committees (if any) on which the new directors will also serve.

(e)

Employment Agreement

In connection with the Merger Agreement, on November 16, 2007 the Company entered into a new Employment Agreement (the “Employment Agreement”) with Eddie L. Dunklebarger. This Employment Agreement supersedes and replaces the employment agreement that was previously in place for Mr. Dunklebarger at Community (the “Old Agreement”).

Salary and Titles

Under the terms of the Employment Agreement, Mr. Dunklebarger will receive an annual base salary of $500,000, hold the title of Executive Vice President and Vice Chairman of the Board, and be allowed to participate in the Company’s Key Executive Incentive Plan.

Additional Consideration and Perquisites

Mr. Dunklebarger will receive one payment of $1,690,000 in consideration for the cancellation of the Old Agreement and the satisfaction of the obligations of Community thereunder. This $1,690,000 payment will be deposited in a grantor trust that will bear interest at the rate of 4% per annum and will be paid on January 2, 2008. In addition, Mr. Dunklebarger will receive an additional payment of $1,690,000 for agreeing to be bound by the restrictive covenants set forth in the Employment Agreement. 10% of the $1,690,000 payment for the restrictive covenants, or $169,000 (the “Holdback Payment”), will be paid upon the earlier of his termination of employment for any reason other than Cause (as described in more detail below) or a Change in Control (as described in more detail below) and the remaining 90% of the $1,690,000 payment for the restrictive covenants, or $1,521,000 will be deposited in the aforementioned grantor trust, without interest, and paid to Mr. Dunklebarger on January 2, 2008. In addition to these payments, in the event that it is determined that any payments to or for the benefit of Mr. Dunklebarger as a result of the Merger Agreement would be a so-called “golden parachute payment” and, therefore, result in the imposition on him of an excise tax under Section 4999 of the Code, Mr. Dunklebarger will receive a payment sufficient to place him in the same after tax position as if no excise tax had been applicable. Mr. Dunklebarger will also receive additional perquisites including a car allowance and a club membership.

Duties and Term of Agreement

Mr. Dunklebarger will have such duties and responsibilities as may be consistent with his title and as may be assigned by the Chief Executive Officer of the Company. In addition, Mr. Dunklebarger will be a member of the Company’s Executive management team, will be a member of a three (3) person merger and acquisition team headed by the Chairman of the Board and including the Chief Financial Officer of the Company and will be a member of the Asset/Liability Management Committee. The term of the Employment Agreement is one year and will automatically be extended by one year if a written election not to renew by either party is not received by sixty (60) days prior to the termination date.

Termination

Under the terms of the Employment Agreement, Mr. Dunklebarger may be terminated by the Company with “Cause,” without “Cause” or resign due to an “Adverse Change.”

Mr. Dunklebarger employment may be terminated by the Company with “Cause” upon occurrence of any of the following: (i) personal dishonesty; (ii) incompetence or willful misconduct; (iii) a breach of fiduciary duty involving personal profit; (iv) intentional failure to perform stated duties; (v) willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (vi) the issuance of a final cease-and-desist order by a state or federal agency to the extent such cease-and-desist order requires Mr. Dunklebarger’s termination; or (vii) a material breach by Mr. Dunklebarger of any provision of his Employment Agreement.

Mr. Dunklebarger may terminate his employment due to an “Adverse Change” upon the occurrence of any of the following: (i) a significant change in the nature or scope in his duties as set forth in the Employment Agreement such that Mr. Dunklebarger has been reduced to a position of materially lesser authority, status or responsibility (provided, however, in circumstances involving a Change in Control, so long as he remains a senior officer, meaning above a vice president, an Adverse Change shall not be deemed to have occurred), or an increase by more than 20%, as compared to the average of the two (2) preceding years, of the time required to be spent by Mr. Dunklebarger 60 miles or more beyond the Company’s geographic market area without the his consent; (ii) a reduction in the his base compensation; (iii) any other material and willful breach by the Company of any other provision of his employment agreement; or (iv) delivery of notice of the Company’s intent not to renew his employment agreement; provided that Mr. Dunklebarger is willing and able to execute a new contract providing terms and conditions substantially similar to those in this Employment Agreement and to continue providing services to the Company.

Upon a termination of employment without “Cause” or due to an “Adverse Change,” Mr. Dunklebarger will be entitled to the payments and/or benefits described below:

•	payment of the $169,000 Holdback Payment;

•

bi-weekly compensation continuation payments for a period equal to the remainder of the term of employment in effect at the time of termination (if the termination without Cause occurs prior to a Change in Control);

•

if applicable, payment of the benefit accrued under all tax-qualified defined benefit plans, taking into account the Holdback Payment as compensation for purposes of the applicable plan and increasing his years of benefit service under the applicable plan by one year;

•

continued coverage under the applicable health plan of the Company for Mr. Dunklebarger, his spouse and eligible dependents for a period of 18 months following termination of employment, subject to the requirement that Mr. Dunklebarger remit the employee portion of the premium cost associated with the coverage;

•

a lump sum payment in an amount equal to 100% of the premium costs of COBRA continuation coverage for Mr. Dunklebarger, his spouse and eligible dependents, for a period commencing on the first day after the 18 month period and continuing until his attainment of age 65 (or the date Mr. Dunklebarger would have attained age 65 if he dies prior), at the COBRA rate in effect as of the expiration of the 18 month period and assuming a 10% increase in the amount of such COBRA coverage for the period (For purposes of this payment, dependents will only be taken into account until the earlier of the date they cease to be a dependent or Mr. Dunklebarger’s attainment of age 65);

•

a lump sum payment in an amount equal to 150% of the Company’s actual premium cost of providing group term life insurance coverage to Mr. Dunklebarger for the three (3) year period following the termination;

•	payment for all accrued but unused vacation days;

Additionally, Mr. Dunklebarger is bound by certain non-competition and non-solicitation covenants which extend for a period of three (3) years following termination of employment.

Death, Disability, Retirement or Cause

In the event Mr. Dunklebarger terminates employment due to death, disability, retirement, or Cause, he shall receive payment for his accrued and unpaid base salary through the date of the termination and, except in the case of his death, the continued health plan and COBRA coverage described above. In addition, except in the event of termination for Cause, the Company shall pay Mr. Dunklebarger the $169,000 Holdback Payment.

Termination Following a Change in Control

In the event Mr. Dunklebarger’s employment is terminated without “Cause” or due to an “Adverse Change” following a change in control, Mr. Dunklebarger will be entitled to the following:

•

the same benefits described above (other than the bi-weekly compensation continuation payments) except that he will receive payment of an additional amount equal to three (3) times his Average Annual Compensation (which means the average of the base salary and annual bonuses received by Mr. Dunklebarger with respect to the three (3) most recently completed calendar years), payable in regular payroll installments over the three (3) year period following his termination; and

•

an additional fully vested benefit under the Company’s non-qualified pension plan equal to the difference between: (A) the benefit that he would have accrued under all of the Company’s defined benefit pension plans, assuming: (i) he remained continuously employed by the Company until the third anniversary of the Change in Control, (ii) his compensation increased at a rate of 4% per year, and (iii) the terms of all such pension plans remained identical to those in effect immediately prior to the change in control; and (B) the actual benefit due to Mr. Dunklebarger under all of the Company’s defined benefit plans.

In addition, for two (2) years following the termination of employment after any Change in Control, Mr. Dunklebarger agrees to remain available to provide the Company with transition assistance on matters with which he was involved during his employment. Mr. Dunklebarger shall provide such assistance in a timely manner on reasonable notice from the Company and shall not be entitled to any separate compensation for these services, other than reimbursement for reasonable out-of-pocket expenses actually incurred.

In order to receive any severance or termination payments or benefits described above, Mr. Dunklebarger is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by the Company.

In the event that it is determined that any payment by the Company to or for the benefit of Mr. Dunklebarger would be a so-called “golden parachute payment” and, therefore, result in the imposition on him of an excise tax under Section 4999 of the Code, Mr. Dunklebarger shall receive a payment sufficient to place him in the same after tax position as if no excise tax had been applicable (“Parachute Gross-up Payment”). However, if the imposition of the excise tax could be avoided by the reduction of payments due to Mr. Dunklebarger by an amount of 10% or less, then the total of all such payments will be reduced to an amount $1.00 below the amount that would otherwise cause an excise tax to apply and no Parachute Gross-up Payment will be made.

In addition, upon a Change in Control, any incentive awards applicable to incentive program cycles in effect at the time of the Change in Control will become fully vested and payable at target levels, without regard to whether Mr. Dunklebarger remains employed by the Company and without regard to performance during the remainder of those incentive program cycles.

The “Change in Control” provisions of Mr. Dunklebarger’s employment agreements will be triggered upon the first to occur of any of the following:

•	any person becoming a beneficial owner of 25% or more of either the then outstanding shares of the Company’s stock or the combined voting power of the Company’s outstanding securities;

•

if during any 24 month period, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the “Incumbent Directors “) cease for any reason other than death to constitute at least a majority of the Board of Directors;

•

the merger or consolidation of the Company with another corporation other than (A) a merger or consolidation which results in the Company’s voting securities outstanding immediately prior to such transaction continuing to represent at least 60% of the voting power of the voting securities of the surviving corporation, or (B) a merger or consolidation effected to implement a recapitalization (or similar transaction) in which no person becomes a beneficial owner of the Company’s securities representing 40% or more of either then outstanding shares of the Company’s stock or the combined voting power of the Company’s outstanding securities; or

•

a liquidation, dissolution or sale of substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of its assets to an entity, which results in the Company’s voting securities outstanding immediately prior to such transaction continuing to represent at least 60% of the voting power of the voting securities after such transaction.

Item 8.01.	Other Events.

On November 16, 2007, the Company and Community issued a joint press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements of Community required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Exhibit
2.1	Amended and Restated Agreement and Plan of Merger between Susquehanna Bancshares, Inc. and Community Banks, Inc. (incorporated by reference to Exhibit 2.1 of Susquehanna’s Registration Statement on Form S-4/A, filed August 10, 2007)

10.1	Employment Agreement dated November 16, 2007, between Susquehanna Bancshares, Inc. and Eddie L. Dunklebarger

99.1	Press release dated November 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ DREW K. HOSTETTER
Drew K. Hostetter
Executive Vice President & CFO

Dated: November 16, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Amended and Restated Agreement and Plan of Merger between Susquehanna Bancshares, Inc. and Community Banks, Inc. (incorporated by reference to Exhibit 2.1 of Susquehanna’s Registration Statement on Form S-4/A, filed August 10, 2007)

10.1	Employment Agreement dated November 16, 2007, between Susquehanna Bancshares, Inc. and Eddie L. Dunklebarger

99.1	Press release dated November 16, 2007